Exhibit 10.7

EXECUTION VERSION

WARRANT AND PREFERRED STOCK AGREEMENT

Between

CUBIC ENERGY, INC.,

and

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P.

ANCHORAGE ILLIQUID OPPORTUNITIES III (B), L.P.

AIO III AIV, L.P.

and

CORBIN OPPORTUNITY FUND, L.P.

O-CAP PARTNERS, L.P.

O-CAP OFFSHORE MASTER FUND, L.P.

Dated as of October 2, 2013

i

	5.6	Full-Ratchet Adjustment for Lower Revaluations	18

	5.7	Other Adjustments	19

	5.8	Affiliate Transactions	19

	5.9	Notice of Adjustment	19

6.	REDEMPTION UPON A CHANGE OF CONTROL		19

	6.1	Mandatory Redemption	19

	6.2	Public Stock Merger	20

7.	WARRANT TRANSFER BOOKS		21

8.	WARRANT HOLDERS		22

	8.1	No Voting Rights	22

	8.2	Right of Action	22

9.	VOTING PREFERRED STOCK		22

	9.1	Voting Preferred Stock	22

10.	REPRESENTATIONS AND WARRANTIES		22

	10.1	Existence	22

	10.2	Authorization	22

	10.3	No Conflicts	22

	10.4	Consents	23

	10.5	Enforceable Obligations	23

	10.6	Capitalization	23

11.	COVENANTS		24

	11.1	Reservation of Common Stock for Issuance on Exercise of Warrants	24

	11.2	Notice of Dividends	24

ii

	11.3	HSR Act	24

12.	MISCELLANEOUS		25

	12.1	Payment of Taxes	25

	12.2	Company Indemnification	25

	12.3	Surrender of Certificates	25

	12.4	Mutilated, Destroyed, Lost and Stolen Warrant Certificates	25

	12.5	Removal of Legends	26

	12.6	Notices	26

	12.7	Applicable Law	28

	12.8	Waiver of Jury Trial	28

	12.9	Persons Benefiting	28

	12.10	Counterparts	28

	12.11	Amendments	29

	12.12	Headings	29

	12.13	Entire Agreement	29

EXHIBIT A — Form of Class A Warrant Certificate	A
EXHIBIT B — Form of Class B Warrant Certificate	B
EXHIBIT C — Form of Assignment	C
EXHIBIT D — Form of Certificate of Designations Establishing Series C Voting Preferred Stock	D

SCHEDULE I — Allocations of Warrants and Series C Voting Preferred Stock to Investors	I

iii

WARRANT AND PREFERRED STOCK AGREEMENT

WARRANT AND PREFERRED STOCK AGREEMENT, dated as of October 2, 2013 (this “Agreement”), between Cubic Energy, Inc., a Texas corporation (the “Company”), and Anchorage Illiquid Opportunities Offshore Master III, L.P., a Cayman Islands exempted limited partnership, Anchorage Illiquid Opportunities III (B), L.P., a Delaware limited partnership, AIO III AIV, L.P., a Delaware limited partnership, Corbin Opportunity Fund, L.P., a Delaware limited partnership, O-CAP Partners, L.P., a Delaware limited partnership and O-CAP Offshore Master Fund, L.P., a Cayman Islands limited partnership (together with their successors and assigns, the “Investors”).

WITNESSETH:

WHEREAS, the Company is issuing and delivering Warrant Certificates (as defined herein) evidencing Warrants (as defined herein) to purchase up to an aggregate of 98,751,823 shares of its Common Stock (as defined herein), subject to adjustment, including (a) Class A Warrants (as defined herein) to purchase an aggregate of 65,834,549 shares of its Common Stock, subject to adjustment, and (b) Class B Warrants (as defined herein) to purchase an aggregate of 32,917,274 shares of its Common Stock, subject to adjustment, and issuing and delivering an aggregate of 98,751.823 shares of Series C Voting Preferred Stock (as defined herein), in connection with (i) the execution and delivery of a Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), by and among the Company and AIO III CE L.P., a Cayman Islands limited partnership, Corbin Opportunity Fund, L.P., O-CAP Partners, L.P., and O-CAP Offshore Master Fund, L.P. (the “Purchasers”), pursuant to which the Purchasers are purchasing certain senior secured notes of the Company, (ii) the execution and delivery of a Security Agreement, dated as of the date hereof (the “Security Agreement”), by and between the Company and the collateral agent party thereto, (iii) the execution and delivery of an Investment Agreement, dated as of the date hereof (the “Investment Agreement”), by and between the Company and the Investors, (iv) the execution and delivery of a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), by and between the Company and the Investors and (v) the execution and delivery of a Voting Agreement, dated as of the date hereof (the “Voting Agreement”), by and among the Investors and Calvin A. Wallen, III; and

WHEREAS, subject to certain adjustments and limitations provided herein, the Warrants are exercisable for shares of Common Stock;

NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the shares of Series C Voting Preferred Stock and the respective rights and obligations thereunder of the Company and the record holders of the Warrants and the shares of Series C Voting Preferred Stock, the Company and the Investors each hereby agree as follows:

1.                                      DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

Affiliate:  with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person.  For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of this Agreement, Anchorage Capital Group, L.L.C., Corbin Capital Partners Management, LLC and O-CAP Capital Management, L.P. and any of their respective employees, partners, officers, directors, funds or affiliates shall not be deemed Affiliates of the Company or any of its subsidiaries for any purpose hereunder.

Board:  the board of directors of the Company.

Business Day:  any day that is not Saturday, Sunday, or a day on which banking institutions are authorized or required to be closed in the city in which the principal place of business of the Company is located.

Cash Redemption Value:  the meaning set forth in Section 6.1.

Certificate of Formation:  the Company’s Amended and Restated Certificate of Formation, as amended to date and as further amended from time to time.

Change of Control Event:  an event or series of events by which (i) any Person or group of Persons (other than the Investors, or any Persons who are deemed to be a group by virtue of the Voting Agreement) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act), directly or indirectly, of thirty-five percent (35%) or more (by voting power) of the outstanding shares of Voting Securities, (ii) all or substantially all of the consolidated assets of the Company are sold, leased, exchanged or transferred to any Person or group of Persons other than to one or more subsidiaries of the Company, (iii) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another Person, unless the Persons who beneficially own the outstanding Voting Securities of the Company immediately before consummation of the transaction beneficially own a majority (by voting power) of the outstanding Voting Securities of the combined or surviving entity immediately thereafter, (iv) the majority of the seats (other than vacant seats) on the Board (or similar governing body) ceases to be occupied by Persons who either (a) were members of the Board on the date hereof, after giving effect to the transactions contemplated on the date hereof, or (b) were nominated for election by the Board, a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors or (v) the holders of capital stock of the Company approve of any plan or proposal for the liquidation or dissolution of the Company; provided that, with respect to an election by any Holder pursuant to Section 6.1, no event or series of events shall constitute a Change of Control Event prior to a Public Stock Merger if (x) such event or series of events is not approved by a majority of the disinterested directors of the Company and (y) such Holder or any of its Affiliates is the acquirer or part of the acquiring group for purposes of clause (i) or (ii), is combined with the Company for purposes of clause (iii), or has individually or as part of a group participated in the solicitation of proxies or consents that caused the applicable changes in membership of the Board for purposes of clause (iv).  For purposes of this definition, a “group” means a group of Persons within the meaning of Section 13(d) of the Exchange Act.

Class A Warrants:  the Class A Warrants issued by the Company from time to time pursuant to this Agreement.

Class B Warrants:  the Class B Warrants issued by the Company from time to time pursuant to this Agreement.

Closing Sale Price:  as of any date of determination, the last reported per share sales price of a share of Common Stock or the applicable security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid price and the average ask price on such date) as reported on the New York Stock Exchange, or if the Common Stock or such other security is not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system (including an over-the-counter market) on which the Common Stock or such other security is then listed or quoted; provided, however, that if there shall be no such listing or quotation with respect to the Common Stock or such other security or if the average daily trading volume of shares of Common Stock or such other security on such exchange or quotation system (including an over-the-counter market) for the twenty consecutive trading days immediately preceding the date of determination shall be less than 19,000,000 shares, then in either case the Closing Sale Price shall be the price for such date as determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such Common Stock or securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

Common Stock:  the common stock, par value $0.05 per share, of the Company.

Company:  the meaning set forth in the preamble to this Agreement and its successors and assigns.

Damages: the meaning set forth in Section 12.2.

Effective Issuance Price:  the meaning set forth in Section 5.6.

Ex-date:  the meaning set forth in Section 5.2.

Excess Tender Amount:  the meaning set forth in Section 5.3.

Exchange Act:  the Securities Exchange Act of 1934, as amended.

Exercise Date:  the meaning set forth in Section 3.2.

Exercise Price:  means (i) with respect to each Class A Warrant, $0.01 per share, and (ii) with respect to each Class B Warrant, $0.50 per share, in each case subject to all adjustments made on or prior to the date of exercise thereof as herein provided.

Expiration Date:  the meaning set forth in Section 3.3.

Fair Market Value:

(i)                                     in the case of shares or securities, the average of the daily volume weighted average prices per share of such shares or securities for the ten consecutive trading days immediately preceding the day as of which Fair Market Value is being determined, as reported on the New York Stock Exchange, or if such shares or securities are not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system (including an over-the-counter market) on which such shares or securities are then listed or quoted; provided, however, if (x) there shall be no such listing or quotation with respect to such shares or securities or the average daily trading volume of such shares or securities on such exchange or quotation system (including an over-the-counter market) for the twenty consecutive trading days immediately preceding the date of determination shall be less than 19,000,000 shares or securities, or (y) a transaction impacting such shares or securities makes it unjust or inequitable to value such shares or securities in the manner provided above, then the Fair Market Value of such shares or securities shall be the fair market value per share or unit of such shares or securities as determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such shares or other securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

(ii)                                  in the case of cash, the amount thereof.

(iii)                               in the case of other property, the Fair Market Value of such property shall be determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

Full Physical Settlement:  the settlement method with respect to the Warrants pursuant to which an exercising Holder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Full Physical Share Amount in exchange for payment by the Holder of the aggregate Exercise Price applicable to such Warrant.

Full Physical Share Amount:  the meaning set forth in Section 3.4.

Fully Diluted Basis:  a basis for determining an amount of Voting Securities that includes all such securities that would be outstanding after giving effect to the conversion, exchange or exercise of all the Warrants and all other outstanding securities of the Company that are convertible into or exchangeable for Voting Securities, and the exercise of all outstanding Rights to Purchase Voting Securities, in each case, whether or not presently convertible, exchangeable or exercisable.

Holders:  from time to time, the holders of the Warrants and, unless otherwise provided or indicated herein, the holders of the Underlying Common Stock, solely in their capacity as such.

HSR Act:  the meaning set forth in Section 10.4.

Indemnitees: the meaning set forth in Section 12.2.

Independent Financial Expert:  a nationally recognized investment banking firm mutually agreed by the Company and the Person holding the greatest number of Warrants, which firm does not have a material financial interest or other material economic relationship with either the Company or the Person holding the greatest number of Warrants or their respective Affiliates.  If the Company and the Person holding the greatest number of Warrants are unable to agree on an Independent Financial Expert for a valuation contemplated herein, each of them shall choose promptly a separate Independent Financial Expert and these two Independent Financial Experts shall choose promptly a third Independent Financial Expert to conduct such valuation.

Investment Agreement: the meaning set forth in the recitals.

Investors:  the meaning set forth in the preamble to this Agreement.

Net Share Amount:  the meaning set forth in Section 3.4.

Net Share Settlement:  the settlement method for the Warrants, if elected in accordance with Section 3.4, pursuant to which an exercising Holder shall be entitled to receive from the Company, for each Warrant exercised, a number of shares of Common Stock equal to the Net Share Amount without any payment therefor.

Note Purchase Agreement: the meaning set forth in the recitals.

Person:  any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Premium Per Pro Forma Share:  the meaning set forth in Section 5.3.

Public Stock Merger:   a merger, consolidation, amalgamation, reorganization or other transaction pursuant to which all of the outstanding shares of Common Stock of the Company are exchanged for, converted into or constitute solely (except to the extent of applicable appraisal rights or cash received in lieu of fractional shares) the right to receive common stock listed on a recognized national securities exchange, and with respect to which the Warrants will be exercisable into such common stock.

Purchasers:  the meaning set forth in the preamble to this Agreement.

Qualifying Employee Stock:  the meaning set forth in Section 5.5.

Redemption Exercise Date:  the meaning set forth in Section 6.1.

Registration Rights Agreement: the meaning set forth in the recitals.

Reorganization Event:  the meaning set forth in Section 5.4.

Required Number:  with respect to the exercise by a Holder of a Warrant as of any date, a number of shares of Series C Voting Preferred Stock such that, after giving effect to such exercise of the Warrant and the redemption of such number of shares of Series C Voting Preferred Stock, the percentage of the total outstanding Warrants held of record by such Holder will be at least equal to the percentage of the total outstanding shares of Series C Voting Preferred Stock held of record by such Holder.

Rights to Purchase Voting Securities:  options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or securities of the Company that are convertible or exchangeable (whether presently convertible or exchangeable or not) into or exercisable (whether presently exercisable or not) for Voting Securities but, for the avoidance of doubt, not including a shareholders rights plan.

Rule 144:  Rule 144 promulgated by the SEC under the Securities Act (or any successor provision), as the same shall be amended from time to time.

Sale:  for purposes of Section 3.5, the meaning set forth in Section 3.5.

SEC:  the Securities and Exchange Commission.

Security Agreement: the meaning set forth in the recitals.

Securities Act:  the Securities Act of 1933, as amended.

Series B Convertible Preferred Stock:  the Series B Convertible Preferred Stock, par value $0.01 per share, with a stated value of $1,000 per share, of the Company.

Series C Voting Preferred Stock:  the Series C Voting Preferred Stock, par value $0.01 per share, with a stated value of $0.01 per share, of the Company.

Settlement Date:  in respect of a Warrant that is exercised hereunder, the third Business Day immediately following the Exercise Date for such Warrant.

Underlying Common Stock:  the shares of Common Stock issuable or issued upon the exercise of the Warrants.

Voting Agreement: the meaning set forth in the recitals.

Voting Securities:  the Common Stock and any other securities of the Company of any kind or class having power generally to vote in the election of directors.

Warrant Certificates:  the Warrant Certificates issued in substantially the form attached hereto as Exhibit A, with respect to Class A Warrants, or Exhibit B, with respect to Class B Warrants.

Warrants:  the warrants issued by the Company from time to time pursuant to this Agreement.

Certain terms, used in Articles 4, 5 and 6, are defined in those Sections.

2.                                      ORIGINAL ISSUE OF WARRANTS.

2.1                               Forms of Warrant Certificates.  The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, with respect to Class A Warrants, or Exhibit B, with respect to Class B Warrants, shall be dated the date on which signed by the Company and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.5(f) and as required by the Certificate of Formation or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

2.2                               Execution and Delivery of Warrant Certificates.

(a)                                 Simultaneously with the execution of this Agreement, Warrant Certificates evidencing such total number of Warrants to be delivered to each Investor as set forth on Schedule I shall be executed by the Company and delivered by the Company to each Investor.

(b)                                 From time to time, the Company shall sign and deliver Warrant Certificates in required denominations to Persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.  The Warrant Certificates shall be executed on behalf of the Company by its President and Chief Executive Officer or its Vice President, either manually or by facsimile signature printed thereon.  In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before issue and delivery thereof, such Warrant Certificates may, nevertheless, be delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

3.                                      EXERCISE PRICE; EXERCISE OF WARRANTS AND EXPIRATION OF WARRANTS.

3.1                               Exercise Price.  Each Warrant Certificate shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase, except as provided in Section 3.4 hereof, one share of Common Stock for each Warrant represented thereby, subject to all adjustments made on or prior to the date of exercise thereof, at the applicable Exercise Price.

3.2                               Exercise of Warrants.  The Warrants shall be exercisable in whole or in part, at any time and from time to time, on any Business Day (each, an “Exercise Date”) beginning on April 2, 2014 and ending on the Expiration Date (as defined herein), in the manner provided for herein.

3.3                               Expiration of Warrants.  Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Underlying Common Stock shall terminate at 5:00 p.m., Dallas, Texas time on October 2, 2019 (the “Expiration Date”).

3.4                               Method of Exercise; Payment of Exercise Price.  In order to exercise a Warrant, the Holder thereof must (i) surrender to the Company the Warrant Certificate evidencing such Warrant, with the form on the reverse of or attached to the Warrant

Certificate duly executed, and surrender to the Company the Required Number (if any) of shares of Series C Voting Preferred Stock then held by the Holder for redemption pursuant to the terms of such shares (ii) with respect to any Warrants for which Net Share Settlement is not elected, deliver to the Company any required payment in full of the aggregate Exercise Price then in effect for the shares of Underlying Common Stock as to which a Warrant Certificate is submitted for such exercise, not later than the Settlement Date as more fully set forth herein.  Full Physical Settlement shall apply to each Warrant unless the Holder elects for Net Share Settlement to apply upon exercise of such Warrant.  The election of Net Share Settlement shall be made in the form on the reverse of or attached to the Warrant Certificate for each Warrant.

(a)                                 If Full Physical Settlement applies to the exercise of a Warrant, then, for each Warrant exercised hereunder (i) prior to 11:00 a.m., New York City time, on the Settlement Date for such Warrant, the Holder shall pay the applicable Exercise Price then in effect (determined as of such Exercise Date) for the number of shares of Common Stock obtainable upon exercise of such Warrant at such time by federal wire or other immediately available funds payable to the order of the Company to the account maintained by the Company and notified to the Holder upon request of the Holder, and (ii) on the Settlement Date, following receipt by the Company of such Exercise Price, the Company shall cause to be delivered to the Holder the number of shares of Common Stock obtainable upon exercise of each Warrant at such time (the “Full Physical Share Amount”), together with cash in respect of any fractional shares of Common Stock as provided in Section 3.4(e).

(b)                                 If Net Share Settlement applies to the exercise of a Warrant, then, for each Warrant exercised hereunder, on the Settlement Date for such Warrant, the Company shall cause to be delivered to the Holder a number of shares of Common Stock (which in no event will be less than zero) (the “Net Share Amount”) equal to (i) the number of shares of Common Stock issuable upon exercise of such Warrant at such time, multiplied by (ii) the Closing Sale Price on the relevant Exercise Date, minus the applicable Exercise Price then in effect (determined as of such Exercise Date), divided by (iii) such Closing Sale Price, together with cash in respect of any fractional shares of Common Stock as provided in Section 3.4(e).

(c)                                  Upon surrender of a Warrant Certificate, and surrender of the Required Number of shares of Series C Voting Preferred Stock for redemption pursuant to the terms of such shares, in conformity with the foregoing provisions and, in the event of Full Physical Settlement of a Warrant, receipt by the Company of the Exercise Price therefor, the Company shall instruct the transfer agent for the Common Stock to transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership to the Person or Persons entitled to receive the same, together with cash in respect of any fractional shares of Common Stock as provided in Section 3.4(e); provided that if the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.  Upon surrender of a Warrant Certificate in conformity with subsection (a) above and, in the event of Full Physical Settlement of a Warrant, receipt by the Company of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Underlying Common Stock or other securities or property to which such Holder is entitled pursuant to this Agreement upon the surrender of a Warrant Certificate in accordance with this Agreement.

(d)                                 If fewer than all the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered by the Company to the Person or Persons entitled to receive the new Warrant Certificate.

(e)                                  The Company shall not be required to issue any fraction of a share of Common Stock upon exercise of any Warrants; provided that, if more than one Warrant shall be exercised hereunder at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon exercise thereof shall be computed on the basis of all Warrants so exercised, and shall include the aggregation of all fractional shares of Common Stock issuable upon exercise of such Warrants.  If after giving effect to the aggregation of all shares of Common Stock (and fractions thereof) issuable upon exercise of Warrants by the same Holder at one time as set forth in the previous sentence, any fraction of a share of Common Stock would, except for the provisions of this Section 3.4(e), be issuable on the exercise of any Warrant or Warrants, the Company shall pay the Holder cash in lieu of such fractional share valued at the Closing Sale Price on the Exercise Date.

(f)                                   The Required Number of shares of Series C Voting Preferred Stock surrendered by the Holder for redemption pursuant to the terms of such shares in conformity with the foregoing provisions shall be canceled by or on behalf of the Company upon its books and shall no longer be deemed outstanding.

3.5                               Compliance with the Securities Act.  (a) No Warrant may be exercised, and no Underlying Common Stock may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “sale”), except in compliance with this Section 3.5.

(b)                                 A Holder may exercise its Warrants if it is an “accredited investor” or a “qualified institutional buyer”, as defined in Regulation D and Rule 144A under the Securities Act, respectively, and a Holder may sell its Underlying Common Stock to a transferee that is an “accredited investor” or a “qualified institutional buyer”, as such terms are defined in such Regulation and such Rule, respectively; provided that each of the following conditions is satisfied:

(i)                                     with respect to any “accredited investor” that is not an institution, such Holder or transferee, as the case may be, provides certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;

(ii)                                  such Holder or transferee represents that it is acquiring the Underlying Common Stock for its own account and that it is not acquiring such Underlying Common Stock with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state or jurisdiction thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

(iii)                               such Holder or transferee agrees to be bound by the provisions of this Section 3.5 with respect to any exercise of the Warrants and any sale of the Underlying Common Stock.

(c)                                  A Holder may exercise its Warrants and may sell its Underlying Common Stock in accordance with Regulation S under the Securities Act.

(d)                                 A Holder may exercise its Warrants or sell its Underlying Common Stock if:

(i)                                     such Holder gives written notice to the Company of its intention to exercise or effect such sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail;

(ii)                                  such notice includes a certification by the Holder, to the effect that such proposed exercise or sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

(iii)                               such Holder or transferee complies with Sections 3.5(b)(ii) and 3.5(b)(iii).

(e)                                  Subject to Section 12.5, all stock certificates issued pursuant to the exercise of the Warrants shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  SUCH SHARES MAY

BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND PREFERRED STOCK AGREEMENT, DATED AS OF OCTOBER 2, 2013, BETWEEN CUBIC ENERGY, INC. (THE “COMPANY”), AND ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P., ANCHORAGE ILLIQUID OPPORTUNITIES III (B), L.P., AIO III AIV, L.P., CORBIN OPPORTUNITY FUND, L.P., O-CAP PARTNERS, L.P. AND O-CAP OFFSHORE MASTER FUND, L.P. AND THE VOTING AGREEMENT, DATED AS OF OCTOBER 2, 2013, BY AND AMONG CERTAIN SHAREHOLDERS OF THE COMPANY PARTY THERETO.  COPIES OF SUCH WARRANT AND PREFERRED STOCK AGREEMENT AND SUCH VOTING AGREEMENT ARE AVAILABLE AT THE OFFICES OF THE COMPANY.

(f)                                   Subject to Section 12.5, each certificate representing the Warrants shall bear the following legend:

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  THESE WARRANTS AND SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND PREFERRED STOCK AGREEMENT, DATED AS OF OCTOBER 2, 2013, BETWEEN CUBIC ENERGY, INC. (THE “COMPANY”) AND ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P., ANCHORAGE ILLIQUID OPPORTUNITIES III (B), L.P., AIO III AIV, L.P., CORBIN OPPORTUNITY FUND, L.P., O-CAP PARTNERS, L.P. AND O-CAP OFFSHORE MASTER FUND, L.P.  A COPY OF

SUCH WARRANT AND PREFERRED STOCK AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

(g)                                  The provisions of Section 3.5(a) shall not apply to:

(i)                                     any exercise of a Warrant in connection with a sale of the Underlying Common Stock issued upon such exercise in a transaction that is registered under the Securities Act; or

(ii)                                  any sale of  Underlying Common Stock in a transaction that is registered under the Securities Act.

3.6                               Lock-Up.  No Investor shall, at any time during a period beginning on the date hereof and ending on April 2, 2014, without the prior written consent of the Company, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Warrants now or hereafter owned or held by such Investor or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Warrants, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of securities, in cash or otherwise; provided, however, that, notwithstanding the restrictions set forth in the preceding sentence, each Investor may assign any Warrants now or hereafter owned or held by such Investor to one or more of its Affiliates.

4.                                      REGISTRATION RIGHTS.

4.1                               Registration Rights Agreement.  The Holders are entitled to certain registration and other rights set forth in the Registration Rights Agreement, subject to the terms and conditions thereof.

4.2                               Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Underlying Common Stock to the public without registration, the Company agrees, so long as it is subject to the periodic reporting requirements of the Exchange Act, to use its commercially reasonable efforts to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)                                 file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)                                  so long as the Holders own any Underlying Common Stock, furnish to such Holders forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as any Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

5.                                      ADJUSTMENTS.

5.1                               Adjustments upon Certain Transactions.  The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock, (ii) subdivides its outstanding Common Stock and (iii) combines its outstanding Common Stock into a smaller number of shares.  In such event, the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the number of shares of Common Stock (calculated to the nearest hundredth) that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. In addition, upon an adjustment pursuant to this Section 5.1, the Exercise Price for each share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $0.0001) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.  For the avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = shares underlying each Warrant before the adjustment
Ua = shares underlying each Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
Ob = shares outstanding before the transaction in question
Oa = shares outstanding after the transaction in question
Ua = Ub x Oa / Ob
Pa = Pb x Ob / Oa

5.2                               Dividends and Distributions.  (a) If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common

Stock (other than one covered by Section 5.1), including without limitation in connection with a Recapitalization Event (it being understood that if there is a distribution in connection with a Recapitalization Event and no record date is set for such distribution, the effective date of such Recapitalization Event shall for purposes of this Section 5.2 be deemed to be the record date fixed by the Company for such distribution), the Exercise Price to be in effect after the record date (or deemed record date) for such dividend or distribution shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be (i) the Fair Market Value per share of Common Stock as of the last trading day before the date (the “ex-date”) on which the Common Stock first trades without the right to receive such dividend or distribution less (ii) the Fair Market Value of the cash, securities (excluding common stock that is the same class of securities for which the Warrants would be exercisable immediately after such distribution or dividend taking into account the adjustments pursuant to this Article 5) or other property paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the ex-date.  As used in this Section 5.2, “Recapitalization Event” means any consolidation, merger or similar extraordinary transaction, or any recapitalization or reclassification of the Common Stock, which in any such event does not constitute a Change of Control Event. Upon any adjustment of the Exercise Price pursuant to this Section 5.2, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

(b)                                 For the avoidance of doubt, the adjustment contemplated by Section 5.2(a) can be expressed by formula as follows:

Ub = shares underlying each Warrant before the adjustment
Ua = shares underlying each Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
M = Fair Market Value per share as of the last trading day before ex-date
D = Fair Market Value of the dividend or distribution made per share
Ua = Ub x M / (M – D)
Pa = Pb x (M – D) / M

(c)                                  In the case of a Recapitalization Event where outstanding shares of Common Stock are converted either solely or partially into shares of common stock of another company, each Warrant shall become a Warrant to purchase a number of shares of common stock of the other company for an Exercise Price per share calculated by (x) first, applying the rules in Section 5.2(a) to determine an initially adjusted Exercise Price per share and number of shares of Common Stock purchasable upon the exercise of each

Warrant, (y) second, multiplying the initially adjusted number of shares by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted number of shares of common stock of the other company purchasable upon exercise of each Warrant and (z) third, dividing the initially adjusted Exercise Price per share by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted Exercise Price per share of common stock of the other company.  In any such case, the provisions of Section 5.4 (other than the first sentence thereof) shall apply to the Recapitalization Event as though it were a Reorganization Event.

5.3                               Tender Offers.  If a publicly-announced tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and tendering holders of Common Stock are paid aggregate consideration having a Fair Market Value when paid that exceeds the aggregate Fair Market Value of the Common Stock acquired in such tender offer as of the last trading date before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Exercise Price to be in effect after the tender offer expires shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) a fraction, the numerator of which shall be (i) the Fair Market Value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less (ii) the Premium Per Pro Forma Share, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date on which such tender offer is first publicly announced.  As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of shares of Common Stock outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer.  Upon any adjustment of the Exercise Price pursuant to this Section 5.3, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchasable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.  For the avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:

Ub = shares underlying each Warrant before the adjustment
Ua = shares underlying each Warrant after the adjustment

Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
M = Fair Market Value per share as of the last trading day before date tender offer is announced
E = Excess Tender Amount (the aggregate premium paid in the tender offer)

Pr = Premium Per Pro Forma Share
Oa = Shares outstanding after giving effect to tender offer
Pr = E / Oa
Ua = Ub x M / (M – Pr)
Pa = Pb x (M – Pr) / M

5.4                               Consolidation, Merger or Sale.  Subject to Article 6 hereof, if any consolidation, merger or similar extraordinary transaction of the Company with another entity, or the sale of all or substantially all of its assets, other than in any such case a Recapitalization Event, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Common Stock shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of each Warrant shall thereafter have the right to purchase and receive on exercise of such Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the shares underlying the Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised such Warrant immediately before such transaction and been entitled to participate therein. In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Agreement (including, without limitation, the provisions of Article 4, this Article 5 and Article 6) and of the Registration Rights Agreement shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of Warrants. The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume, by written instrument reasonably satisfactory in form and substance to the Holders of a majority of the Warrants then outstanding, executed and mailed or delivered to the Holder of each Warrant at the last address of such Holder appearing on the books of the Company, the obligation to deliver to the Holder of each Warrant the cash, securities or property deliverable upon exercise of Warrants (or the cash payment under Section 6.1). The Company shall notify the Holder of each Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise each Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Holder of each Warrant shall be provided the same notice given to the holders of Common Stock of the Company.

5.5                               Securities Issuances.  (a) Upon any issuance of any shares of Common Stock, rights or options to acquire Common Stock or securities convertible into or exchangeable for Common Stock (other than Qualifying Employee Stock but including, for the avoidance of doubt, any such shares, rights, options or securities issued as dividends in respect of any securities of the Company, whether or not in lieu of cash dividends) or the amendment to or change in the number of shares of Common Stock deliverable upon the exercise, conversion or exchange of such securities (in each case, other than issuances, amendments or changes covered by Sections 5.1, 5.2, 5.3 or 5.4), the Company shall issue to Holders of Class A Warrants and Class B Warrants, on a pro rata basis in each case, such additional Warrants having the same terms as the then-outstanding Warrants as may be necessary in order that the aggregate percentage of Voting Securities on a Fully Diluted Basis issuable upon exercise of all the outstanding Warrants shall not be diminished on account of such issuance.

(b)                                 For purposes of this Agreement, “Qualifying Employee Stock” means (i) up to 1,651,972 shares of Common Stock (as adjusted for stock splits, reverse stock splits and stock dividends effective after the date hereof) or options to acquire such shares of Common Stock that remain available for issuance or grant as of the date hereof as equity-based compensation to certain of the Company’s directors, executive officers or employees under the Company’s 2005 Stock Option Plan, as amended, and (ii) up to 1,500,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits and stock dividends) or options to acquire such shares of Common Stock for issuance or grant as equity-based compensation under a stock option or similar plan duly adopted by the Company (and duly approved pursuant to any applicable provisions of the Note Purchase Agreement or the Investment Agreement) after the date hereof.

5.6                               Full-Ratchet Adjustment for Lower Revaluations.  In the case of (a) any issuance of shares of Common Stock, rights or options to acquire Common Stock or securities convertible into or exchangeable for Common Stock (other than Qualifying Employee Stock but including, for the avoidance of doubt, any such shares, rights, options or securities issued as dividends in respect of any securities of the Company, whether or not in lieu of cash dividends), or (b) the amendment to or change in the exercise, conversion or exchange price of such securities, in each case, for an Effective Issuance Price that is lower than the applicable Exercise Price then in effect (in each case, other than issuances, amendments or changes covered by Sections 5.1, 5.2, 5.3 or 5.4), the Exercise Price for all corresponding Warrants shall be further reduced to an amount equal to the Effective Issuance Price. The “Effective Issuance Price” will be:

(i)                                     with respect to Common Stock issued for cash, the per share amount of the net cash proceeds received by the Company for such Common Stock;

(ii)                                  with respect to Common Stock issued for other consideration, the Fair Market Value of the net consideration per share;

(iii)                               with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the Fair Market Value of the aggregate consideration, if any, received by the Company for the issuance of such option, warrant or right, divided by the number of shares of Common Stock for which such option, warrant or right is exercisable at the time of such issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration;

(iv)                              with respect to securities convertible into or exchangeable for Common Stock, the sum of the net cash consideration per security paid for such securities plus the net Fair Market Value of any noncash consideration per security paid for such securities, as of the date of their issuance, divided by the number of shares of Common Stock into or for which such securities are convertible or exchangeable.

For the avoidance of doubt, the Exercise Price shall in no event be increased pursuant to this Section 5.6.

5.7                               Other Adjustments.  If any event occurs as to which the provisions of Article 5 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of the disinterested members of the Board, to protect such rights of the Holders as aforesaid.

5.8                               Affiliate Transactions.  In the event that the Company shall issue any shares of Common Stock to, or repurchase any shares of Common Stock from, any Affiliate, other than Qualifying Employee Stock, such issuance or repurchase shall be on terms no less favorable to the Company than those obtainable by a party who is not such an Affiliate.

5.9                               Notice of Adjustment.  Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to each Holder a certificate of a firm of independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

6.                                      REDEMPTION UPON A CHANGE OF CONTROL.

6.1                               Mandatory Redemption.  Upon the occurrence of a Change of Control Event (other than a Public Stock Merger), at the election of each Holder in its sole discretion exercised by written notice to the Company or the successor to the Company on or prior to the Redemption Exercise Date, the Company shall pay to such Holder of outstanding Warrants as of the date of such Change of Control Event, an amount in cash in immediately available funds equal to the Cash Redemption Value for such Warrants, not later than the date which is 10 Business Days after such Change of Control Event and the Warrants shall thereafter be extinguished.  For purposes of this Section 6.1, the Redemption Exercise Date shall mean (a) if the Company entered into a definitive agreement with respect to a Change of Control Event and has provided to the Holders notice of the Change of Control Event at least 20 Business Days prior to the effectiveness of such event, the 10th Business Day prior to such event and (b) otherwise, the fifth Business Day following the effectiveness of the Change of Control Event.  The “Cash Redemption Value” for any Warrant will equal the fair value of the Warrant as of the date of such Change of Control Event as determined by an Independent Financial Expert plus interest thereon from such date to the payment date at the rate of 5.0% per annum.  The Independent Financial Expert will determine the Cash Redemption Value using standard option pricing models for American style options, such as the Cox-Rubinstein binomial model, assuming for this purpose that the Change of Control Event had not occurred and making sure to take into account the intrinsic and option value of the Warrants, but assuming annualized volatility of 110% over the Warrant’s remaining term.  The Cash Redemption Value of the Warrants shall be due and payable not later than the tenth Business Day after the date of the applicable Change of Control Event (or, if later, the date the Cash Redemption Value is determined by the Independent Financial Expert) and, if not then paid, shall bear interest thereafter at a default interest rate equal to 5.0% compounded monthly and payable upon demand.  If a Holder of Warrants does not exercise the right provided by this Section 6.1, such Warrants will remain outstanding as adjusted pursuant to the provisions of Article 5 hereof.

6.2                               Public Stock Merger.  (a) In the case of a Public Stock Merger, the Company may by written notice to the Holders of Warrants not more than 60 nor less than 30 days prior to the effective date of such Public Stock Merger elect to have all the unexercised Warrants remain outstanding after such Public Stock Merger, in which case the Warrants will remain outstanding as adjusted pursuant to Section 5.4 and the other provisions of Article 5 hereof.

(b)                                 In the case of any Public Stock Merger with respect to which the Company does not make a timely election as contemplated by Section 6.2(a) above, the Company shall pay on the effective date of such Public Stock Merger, to each Holder of outstanding Warrants as of the effective date of such Public Stock Merger, an amount in cash in immediately available funds equal to the Cash Redemption Value for such Warrants determined in accordance with Section 6.1 and the Warrants shall thereafter be extinguished.

7.                                      WARRANT TRANSFER BOOKS.

(a)                                 Subject to Section 3.5:

(i)                                     The Company shall keep at its principal place of business a register in which the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided.

(ii)                                  At the option of the Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.

(iii)                               All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

(iv)                              Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

(v)                                 No service charge shall be made to a Holder for any registration of transfer or exchange of Warrant Certificates, and the Company shall pay any taxes or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

(vi)                              Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company shall treat the registered Holder thereof as the owner for all purposes.

(vii)                           Notwithstanding anything to the contrary in this Section 7, no Warrant Certificate may be transferred to any Person unless, simultaneously with such transfer, the Holder of such Warrant Certificate seeking such transfer transfers to such Person a number of shares of Series C Voting Preferred Stock then held of record by the Holder that equals the product of (x) a quotient obtained by dividing (i) the total number of shares of Series C Voting Preferred Stock then outstanding by (ii) the total number of Warrants then outstanding, and (y) the total number of Warrants represented by such Warrant Certificate to be transferred to such Person.

8.                                      WARRANT HOLDERS.

8.1                               No Voting Rights.  Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to consent, to receive any notice of meetings of shareholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company.

8.2                               Right of Action.  All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of the Warrants, without the consent of the Holder of any other Warrant, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange such Holder’s Warrants in the manner provided in this Agreement or any other obligation of the Company under this Agreement.

9.                                      VOTING PREFERRED STOCK.

9.1                               Voting Preferred Stock.  Concurrently with the issuance of the Warrants to each Investor on the date hereof, such Investor shall be entitled to receive from the Company, and the Company shall issue to each such Investor in the amounts set forth on Schedule I, shares of Series C Voting Preferred Stock having such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed in a resolution providing for the issue of such Series C Voting Preferred Stock adopted by the Board and filed with the Secretary of State of the State of Texas in a certificate of designations, substantially in the form of Exhibit D hereto.

10.                               REPRESENTATIONS AND WARRANTIES.

The Company hereby represents and warrants that, as of the date hereof:

10.1                        Existence.  It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

10.2                        Authorization.  It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

10.3                        No Conflicts.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of the Company’s Certificate of Formation or by-laws; (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to the Company; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement or the Security Agreement) upon or with respect to the Company’s properties.

10.4                        Consents.  Subject to, in the case of the exercise of the Warrants, any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Warrants.

10.5                        Enforceable Obligations.  This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery hereof by the Investors, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

10.6                        Capitalization.  As of the date hereof, and after giving effect to the transaction contemplated hereby, the Company’s authorized capital stock consists of 200,000,000 shares of Common Stock, of which 77,433,408 shares of Common Stock are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which 16,162 shares of Series B Convertible Preferred Stock and 98,751.823 shares of Series C Voting Preferred Stock are issued and outstanding.  As of the date hereof, no shares of Common Stock are held in treasury, 32,324,000 shares of Common Stock are reserved for issuance upon conversion of outstanding shares of Series B Convertible Preferred Stock, 288,667 shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options and an additional 1,363,305 shares of Common Stock are reserved for issuance under the Company’s 2005 Stock Option Plan, as amended.  There are no Voting Securities authorized or outstanding other than the Common Stock and the Series C Voting Preferred Stock.  There is no class of capital stock of the Company authorized or outstanding other than the Common Stock and the preferred stock referred to above.  The outstanding shares of Common Stock and all shares of Series B Convertible Preferred Stock and Series C Voting Preferred Stock issued on the date hereof are duly authorized, validly issued, fully paid and non-assessable.  There are no preemptive rights (other than as set forth in the Investment Agreement) nor, except for (i) Qualifying Employee Stock, (ii) outstanding warrants held by Wells Fargo Energy Capital, Inc. and other investors to purchase an aggregate of 9,287,294 shares of Common Stock, (iii) outstanding shares of Series B Convertible Preferred Stock convertible into an aggregate of 32,324,000 shares of Common Stock, and (iv) the outstanding Warrants, any other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued, unissued or treasury shares of capital stock, and the Company has not issued any other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company.

11.                               COVENANTS.

11.1                        Reservation of Common Stock for Issuance on Exercise of Warrants.  The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of the Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder plus such number of shares of Common Stock as shall then be issuable upon the exercise of other outstanding warrants, options and rights (whether or not vested), the settlement of any forward sale, swap or other derivative contract, and the conversion of all outstanding convertible securities or other instruments convertible into Common Stock or rights to acquire Common Stock.   The Company covenants that all shares of Common Stock which shall be issuable upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

11.2                        Notice of Dividends.  At any time when the Company declares any dividend on its Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

11.3                        HSR Act Compliance.  If any Holder determines that a notification under the HSR Act is required in connection with the exercise of any Warrants by such Holder, the Company shall reasonably cooperate with such Holder by (i) promptly effecting all necessary notifications and other filings under the HSR Act that are required to be made by the Company and (ii) responding as promptly as reasonably practicable to all inquiries or requests received from the United States Federal Trade Commission, the Department of Justice or any other governmental authority in connection with such notifications and other filings. For the avoidance of doubt, nothing in this Section 11.3 shall require that the Company commit to any divestiture, license, or hold separate or similar arrangement with respect to the business, assets or properties of the Company. Any such notifications and responses by the Company will be in full compliance with the requirements of the HSR Act. The Company shall, to the extent legally permissible, keep such Holder reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, the United States Federal Trade Commission, the Department of Justice or any other governmental authority. The Company and such Holder shall share equally the filing fees in connection with the above filings and shall otherwise each bear their respective costs and expenses in connection with the preparation of such filings and responses to inquiries or requests.

12.                               MISCELLANEOUS.

12.1                        Payment of Taxes.  The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants with respect thereto.

12.2                        Company Indemnification.  The Company shall indemnify and hold harmless each Holder and its officers, directors, employees, agents, representatives and Affiliates (collectively, “Indemnitees”) from and against any and all expenses, claims, charges, losses, damages, fines or penalties, including without limitation reasonable attorneys’ fees incurred in defending or resisting any claims, actions or proceedings or in enforcing this indemnity (the “Damages”), that an Indemnitee may suffer, sustain, incur or become subject to, whether directly or indirectly, arising out of, based upon, or resulting from any violation or inaccuracy of any representations, warranties, obligations or covenants of the Company set forth in this Agreement or any Warrant issued hereunder (other than with respect to any Damages resulting from such Holder’s own gross negligence or willful misconduct).

12.3                        Surrender of Certificates.  Any Warrant Certificate surrendered for exercise or purchase shall be promptly cancelled by the Company and shall not be reissued by the Company. The Company shall destroy such cancelled Warrant Certificates.

12.4                        Mutilated, Destroyed, Lost and Stolen Warrant Certificates.  If (a) any mutilated Warrant Certificate is surrendered to the Company or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

Upon the issuance of any new Warrant Certificate under this Section 12.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Section 12.4 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 12.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed lost, stolen or Warrant Certificates.

12.5                        Removal of Legends.  A Holder may surrender its Warrant Certificates or certificates evidencing Underlying Common Stock to the Company who shall exchange such certificates for certificates without the legends referred to in Sections 2.1, 3.5(e) and 3.5(f); provided that the Certificate of Formation no longer requires such legend and the Holder has delivered an opinion of counsel reasonably acceptable to the Company to the effect that Warrants or Underlying Common Stock, as the case may be, represented by such certificates are freely transferable under the Securities Act; provided, further, that, to the extent such Underlying Common Stock remains subject to the Voting Agreement at the time of such exchange, new certificates representing such Underlying Common Stock shall contain any legend that may be required for compliance with applicable laws governing the Voting Agreement.

12.6                        Notices.    Any notice, demand or delivery to the Company or the Investors authorized by this Agreement shall be sufficiently given or made when mailed if sent by first class mail, postage prepaid, addressed to the Company or the respective Investors, as applicable, as follows:

If to the Company:

Cubic Energy, Inc.
9870 Plano Road

Dallas, Texas 75238

Fax: (972) 681-9687

Attention: Larry Badgley,

Chief Financial Officer

With a copy to:

Dentons

2000 McKinney Avenue

Suite 1900

Dallas, Texas 75201-1858

United States

Fax: (214) 259-0910

Attention:  Barry F. Cannaday

If to the Investors (as applicable):

If to Anchorage:

Anchorage Capital Group, L.L.C.

610 Broadway, 6th Floor

New York, NY 10012

Attention:  Jessica Fainman

If to Corbin Opportunity Fund, L.P.:

Corbin Capital Partners Management, LLC

590 Madison Avenue, 31st Fl

New York, NY 10022

Attention: Daniel Friedman

If to O-CAP Partners, L.P. or O-CAP Offshore Master Fund, L.P.:

O-CAP Advisors, LLC

600 Madison Avenue, 14th FL

New York, NY 10022

Attention:  Lloyd Jagai

In each case, with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Robert S. Risoleo

Ari B. Blaut

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

Any notice required to be given by the Company to the Holders pursuant to this Agreement, shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company.  Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

12.7                        Applicable Law.  This Agreement and each Warrant issued hereunder and the rights and obligations of the parties hereunder (including, without limitation, any claims sounding in contract law or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof that would result in the application of any law other than the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court, in each case sitting in the Borough of Manhattan. The parties hereto hereby (a) submit to the exclusive jurisdiction of any New York state or federal court, in each case sitting in the Borough of Manhattan, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

12.8                        Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 12.8.

12.9                        Persons Benefiting.  This Agreement shall be binding upon and inure to the benefit of the Company and the Investors, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants. The Holders of the Warrants are express third-party beneficiaries of this Agreement and each such Holder of the Warrants is hereby conferred the benefits, rights and remedies under or by reason of the provisions of this Agreement as if a signatory hereto.  Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Investors and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

12.10                 Counterparts.  This Agreement may be executed in any number of counterparts, each or which shall be deemed an original, but all of which together constitute one and the same instrument.

12.11                 Amendments.   The Company and the Investors may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Investors may deem necessary or desirable and, in each case, which shall not adversely affect the interests of any Holder.

In addition to the foregoing, with the consent of Holders of a majority of the outstanding number of Warrants, the Company and the Investors may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders hereunder; provided, however, that no modification of the terms upon which the Warrants are exercisable, redeemable or transferable, nor any reduction in the percentage required for consent to modification of this Agreement, may be made without the consent of each Holder affected thereby.

12.12                 Headings.  The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

12.13                 Entire Agreement.  This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.  In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

CUBIC ENERGY, INC.

By:	/s/ Calvin A. Wallen, III
Name: Calvin A. Wallen, III
Title: President

Signature Page to Warrant and Preferred Stock Agreement

ANCHORAGE ILLIQUID OPPORTUNITIES OFFSHORE MASTER III, L.P.

By:	Anchorage Capital Group, L.L.C., its
Investment Manager.

By:	/s/ Michael Aglialoro
Name: Michael Aglialoro
Title: Executive Vice President

Signature Page to Warrant and Preferred Stock Agreement

ANCHORAGE ILLIQUID OPPORTUNITIES III (B), L.P.

By:	Anchorage Capital Group, L.L.C., its
Investment Manager

By:	/s/ Michael Aglialoro
Name: Michael Aglialoro
Title: Executive Vice President

Signature Page to Warrant and Preferred Stock Agreement

AIO III AIV, L.P.

By:	Anchorage Capital Group, L.L.C., its
Investment Manager

By:	/s/ Michael Aglialoro
Name: Michael Aglialoro
Title: Executive Vice President

Signature Page to Warrant and Preferred Stock Agreement

CORBIN OPPORTUNITY FUND, L.P.

By:	Corbin Capital Partners Management, LLC,
Its General Partner

By:	/s/ Daniel Friedman
	Name:	Daniel Friedman
	Title:	General Counsel

Signature Page to Warrant and Preferred Stock Agreement

O-CAP PARTNERS, L.P.

By:	O-CAP Advisors, LLC,
Its General Partner

By:	/s/ Jared Sturdivant
	Name:	Jared Sturdivant
	Title:	Manager

Signature Page to Warrant and Preferred Stock Agreement

O-CAP OFFSHORE MASTER FUND, L.P.

By:	O-CAP Advisors, LLC,
Its General Partner

By:	/s/ Jared Sturdivant
	Name:	Jared Sturdivant
	Title:	Manager

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